Exhibit 10.4 – Consultancy Agreement
 Confidential

(1) China Marine Food Group Limited
(Ticker Symbol: CMFO.AMEX)

and

(2) World Global Investments Hong Kong Limited

Financing Consultancy Engagement Letter

October 18, 2009

This Agreement was signed by the following parties on October 18, 2009:

(1)	CHINA MARINE FOOD GROUP LIMITED (hereinafter referred to as “Party A”)

Registered Address:

Legal Representative:

Job Duties:

(2)	WORLD GLOBAL INVESTMENTS HONG KONG LIMITED (hereinafter referred to as “Party B”)

Registered Address:

Legal Representative:

Job Duties:

Whereas:

(1)
Party A intends to obtain financing from Hong Kong or other overseas capital markets (form of financing could be equity financing, corporate bonds or a variety of mixed forms of financing) in order to conduct mergers and acquisitions within their industry or to develop and strengthen their business scope, so as to establish a comprehensive and efficient modernized enterprise management system; and

(2)
Party B has previously provided advisory services to Party A to assist Party A with respect to the structuring and analysis of corporate financing proposals and Party A’s capitalization, and has the capability of assisting Party A with the current proposed financing between USD15,000,000 and USD20,000,000.

Party A and Party B have reached the following agreements after friendly negotiation:

(1)
Party A hereby agrees and confirms to engage Party B to provide consultancy services for the aforementioned financing activities (including equity financing, corporate bonds or a variety of mixed forms of financing), including assistance in evaluating proposals received from third parties, including placement agents, underwriters and investors (provided the investors are located outside of the United States).

(2)
Party A hereby agrees to pay Party B in terms of common stocks as consultancy fees within five business days after the completion of the aforementioned financing. The method of payment is set out as below:

(a)	Party A will issue 177,000 shares of their own common stock to Party B as consultancy fees;

(b)	When Party A issues shares to Party B, Party B will provide the names of the shareholders (could be under the names of individuals or entities) to Party A for share registration purposes.

(3)	Both Party A and Party B hereby agree that the legal interpretation of this Agreement shall be based on the laws of the Hong Kong Special Administrative Region.

(4)	This Agreement is written in Chinese and valid for six months since the effective date of this executed Agreement.

(5)	This Agreement is made in duplicate. Party A and Party B shall hold one copy respectively and each copy shall have the same legal binding effect.

China Marine Food Group Limited

/s/ Pengfei Liu

Signature by Legal Representative

World Global Investments Hong Kong Limited

/s/ William Wong

Signature by Legal Representative